UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CLARCOR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLARCOR Inc.
840 Crescent Centre Drive
Suite 600
Franklin, TN 37067

SUPPLEMENT TO PROXY STATEMENT
 FOR THE ANNUAL MEETING OF STOCKHOLDERS
 To Be Held on March 23, 2010

This proxy statement supplement, dated March 11, 2010, supplements the proxy statement (“Proxy Statement”) filed with the U.S. Securities and Exchange Commission on February 12, 2010 relating to the annual meeting of stockholders of CLARCOR Inc. (the “Company”) to be held on Tuesday, March 23, 2010 at 9:00 a.m.., local time, at the Hilton Naples Florida Hotel at 5111 Tamiami Trail North, Naples, FL 34103.  The purpose of this supplement is to provide additional information regarding elimination of  tax gross-ups payable in connection with certain executive life insurance policies beginning in fiscal year 2011.  Except as described in this supplement, the information provided in the Proxy Statement continues to apply.    To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current.

On page 19 of the Proxy Statement, the second full sentence of the first paragraph under the heading “Executive Insurance Benefits” (contained within the Compensation Discussion and Analysis) should be deleted and replaced as follows (new text italicized):

“The Company also pays the incremental tax cost to these executives (i.e., a gross-up) to offset any negative personal income tax consequences associated with the Company’s payment of the premiums; however, beginning in fiscal 2011 this gross-up will be eliminated.”